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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   __________

                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                          ----------------------------

                            CANAAN ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)

             Oklahoma                                     73-1300132
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)

      211 N. Robinson, Suite N1000
        Oklahoma City, Oklahoma                            73102-7132
  (Address of Principal Executive Offices)                 (Zip Code)

                      -------------------------------------

                 STOCK OPTION PLAN OF CANAAN ENERGY CORPORATION
                            (Full title of the plan)

                   Crowe & Dunlevy, A Professional Corporation
                                20 North Broadway
                             1800 Mid-America Tower
                          Oklahoma City, Oklahoma 73102
                          Attention: Michael M. Stewart
                    (Name and address of agent for service)

                                 (405) 235-7700
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

============================================= ================= ======================== ==================== ================
                                                                       Proposed               Proposed
                  Title of                                              maximum                maximum
                 securities                        Amount              offering               aggregate          Amount of
                    to be                          to be                 price                offering         registration
                 registered                      registered          per share(1)             price(1)              fee
--------------------------------------------- ----------------- ------------------------ -------------------- ----------------
Common Stock, par value $0.01 per share            500,000              $9.24               $4,620,098.75         $425.05
============================================= ================= ======================== ==================== ================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. A total of 500,000 shares have been reserved under the Registrant's Stock Option Plan, as amended, and are being registered hereby. The proposed maximum aggregate offering price of 470,250 of such shares that are subject to outstanding options has been calculated based on the actual weighted average exercise price of such outstanding options of $8.99 per share. The proposed maximum aggregate offering price of the remaining 29,750 of such shares not subject to outstanding options has been calculated based on the average of the high and low sales prices of the Common Stock as reported on the National Association of Securities Dealers Automatic Quotation National Market System for April 16, 2002, which average price was $13.195 per share.

This Registration Statement has been filed for the purpose of registering the offer and sale of 500,000 shares of Common Stock that may be issued or sold by Canaan Energy Corporation (the "Company") in connection with its Stock Option Plan, as amended (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registration Information and Employee Plan Annual Information.*

         *Information required by Items 1 and 2 of Part I to be contained in the
         Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001.

         (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated October 23, 2000.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation provides that, pursuant to Oklahoma law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. The provision in the Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Oklahoma law. However, such remedies may not be effective in all cases. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, as well as for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Oklahoma law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

         Under Section 1031 of the Oklahoma General Corporation Act, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Oklahoma law. The Certificate of Incorporation requires the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred in connection

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with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

         In addition, the Company has entered into Indemnification Agreements with each non-employee director of the Company which require the Company to indemnify such persons against certain liabilities and expenses incurred by any such persons by reason of their status or service as directors of the Company and which set forth procedures that will apply in the event of a claim for indemnification under such agreements. The Indemnification Agreements also require that the Company use commercially reasonable efforts to maintain policies of directors' and officers' liability insurance. The Company believes that these agreements enhance its ability to attract and retain highly qualified directors.

         As of the date of this Registration Statement, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                          Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to

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                  be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oklahoma City, State of Oklahoma on April 22, 2002.

                                              CANAAN ENERGY CORPORATION

                                              By:    /s/ Michael S. Mewbourn
                                                 -------------------------------
                                                     Michael S. Mewbourn
                                                     Senior Vice President and
                                                     Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                             Position                                Date
                 ----                             --------                                ----
Leo E. Woodard             *      Chairman of the Board of Directors and             April 22, 2002
---------------------------       Chief Executive Officer (principal
Leo E. Woodard                    executive officer)

John K. Penton             *      President and Director (principal                  April 22, 2002
---------------------------       executive officer)
John K. Penton


/s/ Michael S. Mewbourn           Senior Vice President and Chief                    April 22, 2002
---------------------------       Financial Officer and Director
Michael S. Mewbourn               (principal financial officer)

John Mitchell              *      Controller and Chief Accounting Officer            April 22, 2002
---------------------------       (controller or principal accounting
John Mitchell                     officer)

Thomas H. Henson  *               Officer and Director                               April 22, 2002
------------------
Thomas H. Henson

Mischa Gorkuscha  *               Director                                           April 22, 2002
------------------
Mischa Gorkuscha

Randy Harp                 *      Director                                           April 22, 2002
---------------------------
Randy Harp

Kevin R. White             *      Director                                           April 22, 2002
----------------------------
Kevin R. White

Scott Rayburn              *      Director                                           April 22, 2002
----------------------------
Scott Rayburn

*By:     /s/ Michael S. Mewbourn
         -----------------------
         Michael S. Mewbourn
         Attorney in Fact

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                                INDEX TO EXHIBITS
                                -----------------

     Exhibit
       No.                                  Description
       ---                                  -----------

       5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities

      23.1             Consent of KPMG LLP

      23.2             Consent of William T. Zumwalt, CPA, Inc.

      23.3             Consent of Netherland, Sewell & Associates, Inc.

      23.4 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1)

      24.1             Powers of Attorney